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                                                                      Exhibit 23

Consent of Deloitte & Touche LLP, independent registered public accounting firm

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-71812 and 33-86980 of Books-A-Million, Inc. (the "Company") on Form S-8 of our report dated April 19, 2004 (April 25, 2005 as to the effects of the restatement discussed in Note 11), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting principles as described in Note 1 and the restatement described in
Note 11 to the consolidated financial statements), incorporated by reference in this Annual Report on Form 10-K/A for the year ended January 31, 2004, and of our report on the financial statement schedule, dated April 19, 2004, appearing in this Annual Report on Form 10-K/A for the year ended January 31, 2004.

DELOITTE & TOUCHE LLP
Birmingham, Alabama

April 28, 2005